                                                                     Exhibit 2.1



                          AGREEMENT AND PLAN OF MERGER

                                     BETWEEN

                          TRIVEST FURNITURE CORPORATION

                                       AND

                            WINSLOEW FURNITURE, INC.





                            DATED AS OF MARCH 5, 1999

                                TABLE OF CONTENTS

                                                                                                                PAGE
ARTICLE I
                  SECTION 1.01.       The Merger..................................................................1
                  SECTION 1.02.       Closing.....................................................................1
                  SECTION 1.03.       Effective Time..............................................................1
                  SECTION 1.04.       Effects of the Merger.......................................................2
                  SECTION 1.05.       Articles of Incorporation and Bylaws........................................2
                  SECTION 1.06.       Directors...................................................................2
                  SECTION 1.07.       Officers....................................................................2

ARTICLE II
                  SECTION 2.01.       Effect on Capital Stock.....................................................2
                  SECTION 2.02.       Exchange of Certificates....................................................3

ARTICLE III
                  SECTION 3.01.       Organization................................................................4
                  SECTION 3.02.       Subsidiaries................................................................4
                  SECTION 3.03.       Capitalization..............................................................4
                  SECTION 3.04.       Authority...................................................................5
                  SECTION 3.05.       Consents and Approvals; No Violations.......................................5
                  SECTION 3.06.       SEC Reports and Financial Statements........................................6
                  SECTION 3.07.       Absence of Certain Changes or Events........................................6
                  SECTION 3.08.       No Undisclosed Liabilities..................................................7
                  SECTION 3.09.       Information Supplied........................................................7
                  SECTION 3.10.       Benefit Plans...............................................................7
                  SECTION 3.11.       Other Compensation Arrangements.............................................8
                  SECTION 3.12.       Litigation..................................................................8
                  SECTION 3.13.       Permits; Compliance with Law................................................9
                  SECTION 3.14.       Tax Matters.................................................................9
                  SECTION 3.15.       State Takeover Statutes....................................................10
                  SECTION 3.16.       Brokers; Fees and Expenses.................................................10
                  SECTION 3.17.       Intellectual Property......................................................10
                  SECTION 3.18.       Vote Required..............................................................11
                  SECTION 3.19.       Labor Matters..............................................................11
                  SECTION 3.20.       Title to Property..........................................................11
                  SECTION 3.21.       Environmental Matters......................................................12
                  SECTION 3.22.       Accounts Receivable........................................................12
                  SECTION 3.23.       Customers..................................................................12
                  SECTION 3.24.       Interested Party Transactions..............................................13
                  SECTION 3.25.       Absence of Certain Payments................................................13
                  SECTION 3.26.       Insurance..................................................................13
                  SECTION 3.27.       Product Liability and Recalls..............................................13
                  SECTION 3.28.       Inventory..................................................................13
                  SECTION 3.29.       Full Disclosure............................................................13

ARTICLE IV
                  SECTION 4.01.       Organization...............................................................14
                  SECTION 4.02.       Authority..................................................................14
                  SECTION 4.03.       Consents and Approvals; No Violations......................................14
                  SECTION 4.04.       Information Supplied.......................................................14
                  SECTION 4.05.       Purchaser's Financing Capability...........................................15

                                                                                                                PAGE
                  SECTION 4.06.       Surviving Corporation Solvency.............................................15
                  SECTION 4.07.       Brokers....................................................................15
                  SECTION 4.08.       Board Determination........................................................15
                  SECTION 4.09.       Full Disclosure............................................................15

ARTICLE V
                  SECTION 5.01.       Covenants of the Company...................................................15
                  SECTION 5.02.       No Solicitation............................................................18
                  SECTION 5.03.       Other Actions..............................................................19
                  SECTION 5.04.       Financing Covenants of Purchaser and Sub...................................19
                  SECTION 5.05.       Solvency...................................................................19

ARTICLE VI
                  SECTION 6.01.       Shareholder Approval; Preparation of Proxy Statement.......................20
                  SECTION 6.02.       Access to Information......................................................21
                  SECTION 6.03.       Reasonable Efforts.........................................................21
                  SECTION 6.04.       Company Stock Options; Plans...............................................21
                  SECTION 6.05.       Confidentiality............................................................22
                  SECTION 6.06.       Fees and Expenses..........................................................22
                  SECTION 6.07.       Indemnification; Insurance.................................................22
                  SECTION 6.08.       Employment and Benefit Arrangements........................................23

ARTICLE VII
                  SECTION 7.01.       Conditions to Each Party's Obligation To Effect the Merger.................23
                  SECTION 7.02.       Conditions to Obligations of Purchaser to Effect the Merger................24
                  SECTION 7.03.       Conditions to Obligations of the Company to Effect the
                                        Merger...................................................................24

ARTICLE VIII
                  SECTION 8.01.       Termination................................................................25
                  SECTION 8.02.       Effect of Termination......................................................26
                  SECTION 8.03.       Amendment..................................................................26
                  SECTION 8.04.       Extension; Waiver..........................................................26

ARTICLE IX
                  SECTION 9.01.       Nonsurvival of Representations and Warranties..............................26
                  SECTION 9.02.       Notices....................................................................27
                  SECTION 9.03.       Interpretation.............................................................27
                  SECTION 9.04.       Counterparts...............................................................28
                  SECTION 9.05.       Entire Agreement; Third Party Beneficiaries................................28
                  SECTION 9.06.       Governing Law..............................................................28
                  SECTION 9.07.       Publicity..................................................................28
                  SECTION 9.08.       Assignment.................................................................28
                  SECTION 9.09.       Enforcement................................................................28

                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER is made and entered into as of March 5, 1999, between Trivest Furniture Corporation, a Florida corporation ("Purchaser"), and WinsLoew Furniture, Inc., a Florida corporation (the "Company").

         WHEREAS the respective Boards of Directors of Purchaser and the Company have approved the acquisition of the Company by Purchaser on the terms and subject to the conditions set forth in this Agreement; and

         WHEREAS the respective Boards of Directors of Purchaser and the Company have each approved the merger of Purchaser into the Company (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement, whereby each outstanding share of Common Stock, par value $0.01 per share, of the Company (the "Company Common Stock"; the outstanding shares of Company Common Stock being hereinafter collectively referred to as the "Shares"), other than shares of Company Common Stock owned directly or indirectly by Purchaser or the Company, will be converted into the right to receive $30.00 in cash; and

         WHEREAS Purchaser and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Purchaser and the Company hereby agree as follows:

                                    ARTICLE I

                                   The Merger

         SECTION 1.01. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Corporation Law (as defined below), Purchaser shall be merged with and into the Company at the Effective Time (as defined in Section 1.03). Following the Effective Time, the separate corporate existence of Purchaser shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of Purchaser in accordance with the Florida Business Corporation Act (the "Corporation Law"). At the election of Purchaser, any direct or indirect wholly owned subsidiary (as defined in Section 9.03) of Purchaser may be substituted for Purchaser as a constituent corporation in the Merger. In such event, the parties agree to execute an appropriate amendment to this Agreement in order to reflect the foregoing.

         SECTION 1.02. Closing. The closing of the Merger will take place at 10:00 a.m. (Miami time) on a date to be specified by Purchaser which shall be no later than the second business day after satisfaction or waiver of the conditions set forth in Article VII (the "Closing Date"), at the offices of Greenberg, Traurig, P.A., counsel to Purchaser (or, at Purchaser's request, the offices of counsel to any lender providing financing in connection with the Merger), unless another date, time or place is agreed to in writing by the parties hereto.

         SECTION 1.03. Effective Time. Subject to the provisions of this Agreement, as soon as practicable on or after the Closing Date, the parties shall file articles of merger or other appropriate documents (in any such case, the "Articles of Merger") executed in accordance with the relevant provisions of the Corporation Law and shall make all other filings or recordings required under the Corporation Law. The Merger shall become effective at such time as the Articles of Merger are duly filed with the Florida Secretary of State, or at such other time as Purchaser and the Company shall agree should be specified in the Articles of Merger (the time the Merger becomes effective being hereinafter referred to as the "Effective Time").

         SECTION 1.04. Effects of the Merger. The Merger shall have the effects set forth in the applicable provisions of the Corporation Law.

         SECTION 1.05.     Articles of Incorporation and Bylaws.

                  (a) The Articles of Incorporation of Purchaser as in effect immediately prior to the Effective Time shall be the articles of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law; provided that Article I thereof shall be amended to provide that the corporate name of the Surviving Corporation is "WinsLoew Furniture, Inc.".

                  (b) The bylaws of Purchaser as in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

         SECTION 1.06. Directors. The directors of Purchaser immediately prior to the Effective Time shall be the directors of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

         SECTION 1.07. Officers. The officers of the Company immediately prior to the Effective Time and such other persons as Purchaser shall designate shall be the officers of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

                                   ARTICLE II

                  Effect of the Merger on the Capital Stock of
             the Constituent Corporations; Exchange of Certificates

         SECTION 2.01. Effect on Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any Shares or any shares of capital stock of Purchaser:

                  (a) Capital Stock of Purchaser. Each issued and outstanding share of capital stock of Purchaser shall be converted into and become one fully paid and nonassessable share of Common Stock, par value $.01 per share, of the Surviving Corporation.

                  (b) Cancellation of Purchaser Owned Stock. Each share of Company Common Stock that is owned by Purchaser or any subsidiary of Purchaser shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

                  (c) Cancellation of Company Owned Stock. All Shares (if any) that are held in the treasury of the Company or by any wholly owned subsidiary of the Company and any Shares owned by Purchaser or any wholly owned subsidiary of Purchaser shall be cancelled and no consideration shall be delivered in exchange therefor.

                  (d) Conversion of Company Common Stock. Each Share issued and outstanding (other than Shares to be canceled in accordance with Section 2.01(b)) shall be converted into the right to receive from the Surviving Corporation in cash, without interest, $30.00 (the "Merger Consideration"). As of the Effective Time, all such Shares shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such Shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration, without interest.

         SECTION 2.02.     Exchange of Certificates.

                  (a) Paying Agent. Prior to the Effective Time, Purchaser shall designate American Stock Transfer & Trust Company or other bank or trust company acceptable to the Company to act as paying agent in the Merger (the "Paying Agent"), and, prior to the Effective Time, Purchaser shall make available, or cause the Surviving Corporation to make available, to the Paying Agent funds in amounts necessary for the payment of the Merger Consideration upon surrender of certificates representing Shares as part of the Merger pursuant to Section 2.01 (it being understood that any and all interest earned on funds made available to the Paying Agent pursuant to this Agreement shall be turned over to Purchaser).

                  (b) Exchange Procedure. As soon as reasonably practicable after the Effective Time, the Paying Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented Shares (the "Certificates"), other than Shares to be cancelled in accordance with Section 2.01(b) hereof, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent and shall be in form and have such other provisions as Purchaser and the Company may reasonably specify) and (ii) instructions, in form reasonably acceptable to the Company, for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent or to such other agent or agents as may be appointed by Purchaser, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Paying Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the amount of cash into which the Shares theretofore represented by such Certificate shall have been converted pursuant to Section 2.01, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company, payment may be made to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of such Certificate or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.02, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the amount of cash, without interest, into which the Shares theretofore represented by such Certificate shall have been converted pursuant to Section 2.01. No interest will be paid or will accrue on the cash payable upon the surrender of any Certificate. In the event any Certificate shall have been lost, stolen or destroyed, Purchaser may, in its discretion and as a condition precedent to the payment of the Merger Consideration in respect of the shares represented by such Certificate, require the owner of such lost, stolen or destroyed Certificate to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Purchaser, the Surviving Corporation or the Paying Agent.

                  (c) No Further Ownership Rights in Company Common Stock. All cash paid upon the surrender of Certificates in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to the Shares theretofore represented by such Certificates. At the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Paying Agent for any reason, they shall be canceled and exchanged as provided in this Article III.

                  (d) No Liability. At any time following the expiration of six months after the Effective Time, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any funds (including any interest received with respect thereto) which had been made available to the Paying Agent and which have not been disbursed to holders of Certificates, and thereafter such holders shall be entitled to look to the Surviving Corporation (subject to any applicable abandoned property, escheat or similar law) only as general creditors thereof with respect to the Merger Consideration payable upon due surrender of their Certificates, without any interest thereon. Notwithstanding the foregoing, none of Purchaser, the Company or the Paying Agent shall be liable to any person in respect of any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                                   ARTICLE III

                  Representations and Warranties of the Company

         The Company represents and warrants to Purchaser as follows:

         SECTION 3.01. Organization. The Company and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority could not be reasonably expected to
(i) prevent or materially delay the consummation of the Merger, or (ii) have a Material Adverse Effect (as defined in Section 9.03) on the Company. The Company and each of its subsidiaries is duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing could not reasonably be expected to have a Material Adverse Effect on the Company or prevent or materially delay the consummation of the Merger. The Company has made available to Purchaser complete and correct copies of its Articles of Incorporation and Bylaws and the certificates of incorporation and bylaws (or similar organizational documents) of its subsidiaries.

         SECTION 3.02. Subsidiaries. The only subsidiaries of the Company are Winston Furniture Company of Alabama, Inc., an Alabama corporation, Lowenstein Furniture Group, Inc., a Florida corporation, Texacraft, Inc., a Texas corporation, and Tropic Craft, Inc., a Florida corporation (the "Subsidiaries"). All the outstanding shares of capital stock of each such subsidiary are owned by the Company, by another wholly owned subsidiary of the Company or by the Company and another wholly owned subsidiary of the Company, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens"), except for a first priority lien granted to Heller Financial, Inc. upon the capital stock of the Subsidiaries pursuant to a Credit Agreement dated as of February 2, 1995, as amended, and are duly authorized, validly issued, fully paid and nonassessable. Except for the capital stock of its subsidiaries and the Company's ownership interest in certain incidental investments (the aggregate book value of which do not exceed $5,000), the Company does not own, directly or indirectly, any capital stock or other ownership interest in any corporation, partnership, joint venture or other entity.

         SECTION 3.03. Capitalization. The authorized capital stock of the Company consists of 20,000,000 shares of Company Common Stock and 5,000,000 shares of preferred stock, par value $0.01 per share ("Company Preferred Stock"). At the close of business on March 1, 1999, (i) 7,181,908 shares of Company Common Stock were issued and outstanding, (ii) 765,400 shares of Company Common Stock were reserved for issuance upon exercise of outstanding Company Stock Options (as defined in Section 6.04), and (iii) no shares of Company Preferred Stock were issued and outstanding. Except as set forth above, and except for shares issued upon the exercise of Company Stock Options since March 1, 1999, as of the date of this Agreement, no shares of capital stock or other voting securities of the Company were issued, reserved for issuance or outstanding. All outstanding shares of capital stock of the Company are, and all shares which may be issued will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of the Company may vote. Except as set forth above, as of the date of this Agreement, there are not any securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company or any of its subsidiaries is a party or by which any of them is bound obligating the Company or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of the Company or of any of its subsidiaries or obligating the Company or any of its subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. Except as disclosed in Section 3.03 of the Disclosure Schedule, there are not any outstanding contractual obligations (i) of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or (ii) of the Company to vote or to dispose of any shares of the capital stock of any of its subsidiaries. Except as set forth in Section
3.03 of the disclosure schedule annexed hereto (the "Disclosure Schedule"), there are no restrictions on the right of the Company to vote or dispose of any shares of the capital stock of its subsidiaries.

         SECTION 3.04.     Authority.

                  (a) The Company has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby (other than, with respect to the Merger, the approval and adoption of the terms of this Agreement by the holders of a majority of the Shares (the "Company Shareholder Approval")). The execution, delivery and performance of this Agreement and the consummation by the Company of the Merger and of the other transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated (in each case, other than, with respect to the Merger, the Company Shareholder Approval). This Agreement has been duly executed and delivered by the Company and, assuming this Agreement constitutes a valid and binding obligation of Purchaser, constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally.

                  (b) The Board of Directors of the Company, as well as a special committee (the "Special Committee") comprised of five independent members of the Company's Board of Directors, at meetings duly called and held on March 4, 1999, duly and unanimously adopted resolutions (i) approving this Agreement and the Merger (and such approval is sufficient to render inapplicable the provisions of Sections 607.0901 and 607.0902 of the Corporation Law), (ii) determining that the Merger is substantively and procedurally fair to, and in the best interests of, the Company's shareholders, and (iii) recommending that the Company's shareholders approve and adopt this Agreement.

                  (c) The Company's Board of Directors and the Special Committee have received the oral opinion of Mann, Armistead and Epperson, Ltd. ("Mann, Armistead") that the proposed consideration to be received by the holders of Shares (other than Shares to be cancelled in accordance with Section 2.01(b) hereof) pursuant to the Merger is fair, from a financial point of view, to such holders, and Mann, Armistead has advised the Special Committee that it will deliver a complete and correct signed copy of such opinion to the Company and to Purchaser as promptly as practicable following Purchaser's receipt (and delivery of a copy to Mann, Armistead) of a commitment letter with respect to the Senior Debt Financing (as hereinafter defined).

         SECTION 3.05. Consents and Approvals; No Violations. Except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder (including the filing with the Securities and Exchange Commission (the "SEC") of a proxy statement relating to any required approval by the Company's shareholders of this Agreement (the "Proxy Statement")), the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and Sections 607.1103 - 607.1105 of the Corporation Law, neither the execution, delivery or performance of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the Articles of Incorporation or Bylaws of the Company or of the similar organizational documents of any of its subsidiaries, (ii) require any filing with, or permit, authorization, consent or approval of, any Federal, state or local government or any court, tribunal, administrative agency or commission or other governmental or other regulatory authority or agency, domestic, foreign or supranational (a "Governmental Entity") (except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings could not reasonably be expected to have a Material Adverse Effect on the Company or prevent or materially delay the consummation of the Merger), (iii) except as set forth in Section 3.05 of the Disclosure Schedule, result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which any of them or any of their properties or assets may be bound; provided, however, that certain contracts and agreements, the material ones of which are listed in Section 3.05 of the Disclosure Schedule, (A) provide for their termination upon a change of control of the Company or (B) contain provisions restricting their assignment, or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company, any of its subsidiaries or any of their properties or assets, except in the case of clauses (iii) or (iv) for violations, breaches or defaults that could not reasonably be expected to have a Material Adverse Effect on the Company or prevent or materially delay the consummation of the Merger.

         SECTION 3.06. SEC Reports and Financial Statements. The Company has filed with the SEC, and has heretofore made available to Purchaser true and complete copies of, all forms, reports, schedules, statements and other documents (other than preliminary materials) required to be filed by it under the Exchange Act or the Securities Act of 1933 (the "Securities Act") from and after December 31, 1997 (such forms, reports, schedules, statements and other documents, including any financial statements or schedules included therein, are referred to as the "Company SEC Documents"). The Company SEC Documents, at the time filed, (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (b) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, and the applicable rules and regulations of the SEC thereunder. The financial statements of the Company included in the Company SEC Documents as well as the Company's financial statements as of and for the year ended December 31, 1998 heretofore delivered to Purchaser, as of the dates thereof comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X promulgated by the SEC) and fairly present (subject, in the case of the unaudited statements, to normal adjustments, none of which will be material) the consolidated financial position of the Company and its consolidated subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended.

         SECTION 3.07. Absence of Certain Changes or Events. Except as disclosed in the Company SEC Documents, as contemplated by Section 6.04 or as set forth in Section 3.07 of the Disclosure Schedule, since December 31, 1998, the Company and its subsidiaries have conducted their respective businesses only in the ordinary course consistent with past practice, and there has not been any material adverse change (as defined in Section 9.03) with respect to the Company. Except as disclosed in the Company SEC Documents, as contemplated by
Section 6.04 or as set forth in Section 3.07 of the Disclosure Schedule, since December 31, 1998, there has not been (i) any declaration, setting aside or payment of any dividend or other distribution with respect to the Company's capital stock or any redemption, purchase or other acquisition of any of its capital stock, (ii) any split, combination or reclassification of any of the Company's capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (iii) any material change in accounting methods, principles or practices by the Company, (iv) (w) any granting by the Company or any of its subsidiaries to any executive officer of the Company or any of its subsidiaries of any increase in compensation, except in the ordinary course of business (including in connection with promotions) consistent with past practice or as was required under employment agreements in effect as of December 31, 1998, (x) any granting by the Company or any of its subsidiaries to any such officer of any increase in severance or termination pay, except as part of a standard employment package to any person promoted or hired, or as was required under employment, severance or termination agreements in effect as of December 31, 1998, (y) except employment arrangements in the ordinary course of business consistent with past practice with employees other than any executive officer of the Company, any entry by the Company or any of its subsidiaries into any employment, severance or termination agreement with any such employee or executive officer, or (z) except as contemplated by Section 6.04, any increase in or establishment of any bonus, insurance, deferred compensation, pension, retirement, profit-sharing, stock option (including the granting of stock options, stock appreciation rights, performance awards or restricted stock awards or the amendment of any existing stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan or agreement or arrangement, (v) any damage, destruction or loss, whether or not covered by insurance, that has or reasonably could be expected to have a Material Adverse Effect on the Company, (vi) any amendments or changes in the Articles of Incorporation or Bylaws of the Company, or (vii) any material revaluation by the Company of any of its assets, including writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business.

         SECTION 3.08. No Undisclosed Liabilities. Except as and to the extent set forth in the Company SEC Documents or in Section 3.08 of the Disclosure Schedule, as of December 31, 1998, neither the Company nor any of its subsidiaries had any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by generally accepted accounting principles to be reflected on a consolidated balance sheet of the Company and its subsidiaries (including the notes thereto). Since December 31, 1998, except as and to the extent set forth in the Company SEC Documents or in
Section 3.08 of the Disclosure Schedule and except for liabilities or obligations incurred in the ordinary course of business consistent with past practice, neither the Company nor any of its subsidiaries has incurred any liabilities of any nature, whether or not accrued, contingent or otherwise, that could be reasonably expected to have a Material Adverse Effect on the Company, or would be required by generally accepted accounting principles to be reflected on a consolidated balance sheet of the Company and its subsidiaries (including the notes thereto).

         SECTION 3.09. Information Supplied. None of the information supplied or to be supplied by the Company specifically for inclusion or incorporation by reference in the Proxy Statement or Schedule 13E-3 (as hereinafter defined), will, at the time the Proxy Statement is first mailed to the Company's shareholders or at the time of the Shareholders Meeting (as defined in Section 6.01), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Purchaser specifically for inclusion or incorporation by reference therein.

         SECTION 3.10.     Benefit Plans.

                  (a) Except as set forth in Section 3.10 of the Disclosure Schedule, each "employee pension benefit plan" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (a "Pension Plan"), "employee welfare benefit plan" (as defined in Section 3(1) of ERISA) (a "Welfare Plan") and each other plan, arrangement or policy (written or oral) relating to stock options, stock purchases, compensation, deferred compensation, bonuses, severance, fringe benefits or other employee benefits, in each case maintained or contributed to, or required to be maintained or contributed to, by the Company or its subsidiaries for the benefit of any present or former employee, officer or director (each of the foregoing, a "Benefit Plan") has been administered in all material respects in accordance with its terms. The Company and its subsidiaries and all the Benefit Plans are in compliance in all material respects with the applicable provisions of ERISA, the Internal Revenue Code of 1986, as amended (the "Code"), all other applicable laws and all applicable collective bargaining agreements. Section 3.10 of the Disclosure Schedule sets forth a list of all material Benefit Plans. Except as set forth in Section 3.10(a) of the Disclosure Schedule, none of the Welfare Plans promises or provides retiree medical or other retiree welfare benefits to any person. To the Best

Knowledge (as defined below) of the Company, no fiduciary of a Benefit Plan has breached any of the responsibilities or obligations imposed upon fiduciaries under Title I of ERISA, which breach would reasonably be expected to result in any material liability to the Company. Each Benefit Plan intended to qualify under section 401(a) of the Code and each trust intended to qualify under section 501(a) of the Code is the subject of a favorable determination letter from the IRS, and nothing has occurred which would reasonably be expected to impair such determination. All contributions required to be made with respect to any Benefit Plan pursuant to the terms of the Benefit Plan or any collective bargaining agreement, have been made on or before their due dates.

                  (b) None of the Pension Plans is subject to Title IV of ERISA and none of the Company or any other person or entity that, together with the Company, is or was treated as a single employer under Section 414 of the Code or pursuant to Title IV of ERISA (each, including the Company, a "Commonly Controlled Entity") has any liability under Title IV of ERISA (whether actual or contingent) with respect to a Pension Plan, or to any other employee pension benefit plan that is or was maintained, contributed to or required to be contributed to by a Commonly Controlled Entity (other than for contributions not yet due) or to the Pension Benefit Guaranty Corporation (other than for payment of premiums not yet due), which liability has not been fully paid.

                  (c) No Commonly Controlled Entity is required to contribute to any "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) or has withdrawn from any multiemployer plan where such withdrawal has resulted or would result in any "withdrawal liability" (within the meaning of Section 4201 of ERISA) that has not been fully paid or as to which a commonly controlled entity would have liability pursuant to Section 4212(c) of ERISA.

                  (d) Each Benefit Plan that is a Welfare Plan may be amended or terminated at any time after the Effective Time without material liability to the Company or its subsidiaries.

         SECTION 3.11. Other Compensation Arrangements. Except as disclosed in the Company SEC Documents or in Section 3.11 of the Disclosure Schedule, and except as provided in this Agreement, as of the date of this Agreement, neither the Company nor any of its subsidiaries is a party to any oral or written (i) consulting agreement not terminable on not more than 60 calendar days notice and involving the payment of more than $100,000 per annum, (ii) agreement with any executive officer or other key employee of the Company or any of its subsidiaries (x) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company of the nature contemplated by this Agreement, or (y) providing any term of employment or compensation guarantee extending for a period longer than two years or the payment of more than $100,000 per year, or (iii) agreement or plan, including any stock option plan, stock appreciation right plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. SECTION 3.12. Litigation. Except as disclosed in the Company SEC Documents or Section 3.12 of the Disclosure Schedule, there is no suit, claim, action, proceeding or investigation pending before any Governmental Entity or, to the Best Knowledge of the Company, threatened against the Company or any of its subsidiaries that could reasonably be expected to have a Material Adverse Effect on the Company or prevent or materially delay the consummation of the Merger. Except as disclosed in the Company SEC Documents or
Section 3.12 of the Disclosure Schedule, neither the Company nor any of its subsidiaries is subject to any outstanding order, writ, injunction or decree that could reasonably be expected to have a Material Adverse Effect on the Company or prevent or materially delay the consummation of the Merger.

         SECTION 3.12. Litigation. Except as disclosed in the Company SEC Documents or Section 3.12 of the Disclosure Schedule, there is no suit, claim, action, proceeding or investigation pending before any Governmental Entity or, to the Best Knowledge of the Company, threatened against the Company or any of its subsidiaries that could reasonably be expected to have a Material Adverse Effect on the Company or prevent or materially delay the consummation of the Merger. Except as disclosed in the Company SEC Documents or Section 3.12 of the Disclosure Schedule, neither the Company nor any of its subsidiaries is subject to any outstanding order, writ, injunction or decree that could reasonably be expected to have a Material Adverse Effect on the Company or prevent or materially delay the consummation of the Merger.

         SECTION 3.13. Permits; Compliance with Law. The Company and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (the "Company Permits"), except for failures to hold such permits, licenses, variances, exemptions, orders and approvals that could not reasonably be expected to have a Material Adverse Effect on the Company. The Company and its subsidiaries are in compliance with the terms of the Company Permits, except where the failure so to comply could not reasonably be expected to have a Material Adverse Effect on the Company. Except as disclosed in the Company SEC Documents or in the Disclosure Schedule, the businesses of the Company and its subsidiaries are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity, except for violations that could not reasonably be expected to have a Material Adverse Effect on the Company or prevent or materially delay the consummation of the Merger. As of the date of this Agreement, no investigation or review by any Governmental Entity with respect to the Company or any of its subsidiaries is pending or, to the Best Knowledge of the Company, threatened, nor has any Governmental Entity indicated an intention to conduct any such investigation or review, other than, in each case, those the outcome of which could not be reasonably expected to have a Material Adverse Effect on the Company or prevent or materially delay the consummation of the Merger.

         SECTION 3.14.     Tax Matters.

                  (a) The Company and each of its subsidiaries has filed all Federal income tax returns and all other material tax returns and reports required to be filed by it. All such returns are complete and correct in all material respects (except to the extent a reserve has been established on the Company's financial statements as of and for the year ended December 31, 1998 (the "Most Recent Financial Statements"). Each of the Company and each of its subsidiaries has paid (or the Company has paid on its subsidiaries' behalf) all taxes required to be paid by it (without regard to whether a tax return is required or to the amount shown on any tax return), except taxes for which an adequate reserve has been established on the Most Recent Financial Statements. The Most Recent Financial Statements reflect an adequate reserve for all taxes payable by the Company and its subsidiaries for all taxable periods and portions thereof through the date of such financial statements.

                  (b) Except as set forth in Section 3.14 of the Disclosure Schedule, no material tax return of the Company or any of its subsidiaries is under audit or examination by any taxing authority, and no written or unwritten notice of such an audit or examination has been received by the Company or any of its subsidiaries. Each material deficiency resulting from any audit or examination relating to taxes by any taxing authority has been paid, except for deficiencies being contested in good faith. No material issues relating to taxes were raised in writing by the relevant taxing authority during any presently pending audit or examination, and no material issues relating to taxes were raised in writing by the relevant taxing authority in any completed audit or examination that can reasonably be expected to recur in a later taxable period. The Federal income tax returns of the Company and each of its subsidiaries consolidated in such returns have not been examined by and settled with the Internal Revenue Service.

                  (c) There is no agreement or other document extending, or having the effect of extending, the period of assessment or collection of any taxes and no power of attorney with respect to any taxes has been executed or filed with any taxing authority.

                  (d) No material liens for taxes exist with respect to any assets or properties of the Company or any of its subsidiaries, except for liens for taxes not yet due.

                  (e) None of the Company or any of its subsidiaries is liable for taxes of any other person (other than taxes of the Company and its subsidiaries) or is a party to or is bound by any tax sharing agreement, tax indemnity obligation or similar agreement, arrangement or practice with respect to taxes (including any advance pricing agreement, closing agreement or other agreement relating to taxes with any taxing authority).

                  (f) None of the Company or any of its subsidiaries shall be required to include in a taxable period ending after the Effective Time taxable income attributable to income that accrued in a prior taxable period but was not recognized in any prior taxable period as a result of the installment method of accounting, the completed contract method of accounting, the long-term contract method of accounting, the cash method of accounting or Section 481 of the Code or comparable provisions of state, local or foreign tax law.

                  (g) As used in this Agreement, "taxes" shall include all Federal, state, local and foreign income, property, sales, excise, withholding and other taxes, tariffs or governmental charges of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts.

                  (h) Neither the Company nor, to the Best Knowledge of the Company, any of its subsidiaries has filed a consent pursuant to or agreed to the application of Section 341(f) of the Code.

                  (i) Neither the Company nor any of its subsidiaries is a party to any joint venture, partnership, or other arrangement or contract which could reasonably be expected to be treated as a partnership for federal income tax purposes.

                  (j) Except as set forth in Section 3.14 of the Disclosure Schedule, neither the Company nor any of its subsidiaries is a party to any agreement, contract, arrangement or plan that would result (taking into account the transactions contemplated by this Agreement), separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code.

                  (k) Except as set forth in Section 3.14 of the Disclosure Schedule, neither the Company nor any of its subsidiaries has ever been a Subchapter S corporation (as defined in Section 1361 (a)(1) of the Code).

         SECTION 3.15. State Takeover Statutes. The Board of Directors of the Company has approved the Merger and this Agreement and such approval is sufficient to render inapplicable to the Merger, this Agreement and the transactions contemplated by this Agreement, the provisions of Sections 607.0901 and 607.0902 of the Corporation Law.

         SECTION 3.16. Brokers; Fees and Expenses. No broker, investment banker, financial advisor or other person, other than Mann, Armistead, the fees and expenses of which will be paid by the Company, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The Company has furnished to Purchaser true and complete copies of all written agreements or arrangements, and reduced to writing and furnished to Purchaser the terms of all unwritten agreements or arrangements, providing for any such broker's, finder's financial advisor's or similar fee or commission between the Company and Mann, Armistead.

         SECTION 3.17.     Intellectual Property.

                  (a) Except to the extent that the inaccuracy of any of the following (or the circumstances giving rise to such inaccuracy) could not reasonably be expected to have a Material Adverse Effect on the Company:

                           (1)      the Company and each of its subsidiaries
owns, or is licensed or otherwise has the legally enforceable right to use (in each case, clear of any liens or encumbrances of any kind), all Intellectual Property (as hereinafter defined) used in or necessary for the conduct of its business as currently conducted;

                           (2)      no claims are pending or, to the Best
Knowledge of the Company, threatened that the Company or any of its subsidiaries is infringing on or otherwise violating the rights of any person with regard to any Intellectual Property used by, owned by and/or licensed to the Company or its subsidiaries and, to the Best Knowledge of the Company, there are no valid grounds for any such claims;

                           (3)      to the Best Knowledge of the Company, no
person is infringing on or otherwise violating any right of the Company or any of its subsidiaries with respect to any Intellectual Property owned by and/or licensed to the Company or its subsidiaries.

                           (4)      to the Best Knowledge of the Company, there
are no valid grounds for any claim challenging the ownership or validity of any Intellectual Property owned by the Company or any of its subsidiaries or challenging the Company's or any of its subsidiaries' license or legally enforceable right to use any Intellectual Property licensed by it; and

                           (5)      to the Best Knowledge of the Company, all
patents, registered trademarks, service marks and copyrights held by the Company and each of its subsidiaries are valid and subsisting.

                  (b) For purposes of this Agreement, "Intellectual Property" means trademarks (registered or unregistered), service marks, brand names, certification marks, trade dress, assumed names, trade names and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; inventions, discoveries and ideas, whether patented, patentable or not in any jurisdiction; trade secrets and confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any person; writings and other works, whether copyrighted, copyrightable or not in any jurisdiction; registration or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof; any similar intellectual property or proprietary rights and computer programs and software (including source code, object code and data); licenses, immunities, covenants not to sue and the like relating to the foregoing; and any claims or causes of action arising out of or related to any infringement or misappropriation of any of the foregoing.

         SECTION 3.18. Vote Required. The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock is the only vote of the holders of any class of capital stock necessary to approve this Agreement and the Merger.

         SECTION 3.19. Labor Matters. Except as set forth in Section 3.19 of the Disclosure Schedule or the Company SEC Documents, (i) there is no unfair labor practice complaint pending or, to the knowledge of the Company or any of its subsidiaries, threatened, between the Company or any of its subsidiaries and any of their respective employees, which have had, or could reasonably be expected to have, a Material Adverse Effect on the Company; (ii) neither the Company nor any of its subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company or its subsidiaries, nor does the Company or any of its subsidiaries know of any activities or proceedings of any labor union to organize any such employees; and (iii) to the Best Knowledge of the Company, there are no strikes, slowdowns, work stoppages, lockouts, or threats thereof, by or with respect to any employees of the Company or any of its subsidiaries which could reasonably be expected to have a Material Adverse Effect on the Company.

         SECTION 3.20.     Title to Property. Except as set forth in Section
3.20 of the Disclosure Schedule or which could not reasonably be expected to have a Material Adverse Effect on the Company, the Company and each of its subsidiaries have good and defensible title to all of their properties and assets, free and clear of all liens, charges and encumbrances, except liens for taxes not yet due and payable and such liens or other imperfections of title, if any, as do not materially detract from the value of or materially interfere with the present use of the property affected thereby; and, to the knowledge of the Company, all leases pursuant to which the Company or any of its subsidiaries lease from others material amounts of real or personal property are in good standing, valid and effective in accordance with their respective terms, and there is not, to the knowledge of the Company, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default), except where the lack of such good standing, validity and effectiveness or the existence of such default or event of default could not reasonably be expected to have a Material Adverse Effect on the Company.

         SECTION 3.21.     Environmental Matters. Except as set forth in Section
3.21 of the Disclosure Schedule or the Company SEC Documents, and except in all cases as have not had and could not reasonably be expected to have a Material Adverse Effect on the Company, to the Best Knowledge of the Company, the Company and each of its subsidiaries (i) have obtained all applicable permits, licenses and other authorizations which are required to be obtained under all applicable Federal, state or local laws or any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder ("Environmental Laws") relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants or hazardous or toxic material or wastes into ambient air, surface water, ground water or land or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or hazardous or toxic materials or wastes by the Company or its subsidiaries (or their respective agents); (ii) are in compliance with all terms and conditions of such required permits, licenses and authorization, and also are in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in applicable Environmental Laws; (iii) as of the date hereof, are not aware of nor have received notice of any past or present violations of Environmental Laws or any event, condition, circumstance, activity, practice, incident, action or plan which is reasonably likely to interfere with or prevent continued compliance with or which would give rise to any common law or statutory liability, or otherwise form the basis of any claim, action, suit or proceeding against the Company or any of its subsidiaries based on or resulting from the manufacture, processing, distribution, use, treatment, storage, disposal, transport, handling, emission, discharge or release into the environment of any pollutant, contaminant, or hazardous or toxic material or waste; and (iv) have taken all actions necessary under applicable Environmental Laws to register any products or materials required to be registered by the Company or its subsidiaries (or any of their respective agents) thereunder.

         SECTION 3.22. Accounts Receivable. The accounts receivable of the Company and its subsidiaries as reflected in the most recent financial statements contained in the Company SEC Documents, to the extent uncollected on the date hereof, and the accounts receivable reflected on the books of the Company and its subsidiaries, are valid and existing and represent monies due, and the Company has made reserves reasonably considered adequate for receivables not collectible in the ordinary course of business, and (subject to the aforesaid reserves) are subject to no refunds or other adjustments and to no defenses, rights of setoff, assignments, restrictions, encumbrances or conditions enforceable by third parties on or affecting any thereof, except for such refunds, adjustments, defenses, rights of setoff, assignments, restrictions, encumbrances or conditions as would not reasonably be expected to have a Material Adverse Effect on the Company.

         SECTION 3.23. Customers. Section 3.23 of the Disclosure Schedule sets forth a list of the Company's twenty five (25) largest customers (detailed, in the case of government agencies, by separate government agency) in terms of gross sales for the fiscal year ended December 31, 1998. Except as set forth in
Section 3.23 of the Disclosure Schedule, since December 31, 1998, there have not been any changes in the business relationships of the Company with any of the customers named therein that would constitute a Material Adverse Effect on the Company.

         SECTION 3.24.     Interested Party Transactions. Except as set forth in
Section 3.24 of the Disclosure Schedule or the Company SEC Documents, since December 31, 1997, no event has occurred that would be required to be reported as a Certain Relationship or Related Transaction, pursuant to Item 404 of Regulation S-K promulgated by the SEC, except for contracts with terms no less favorable to the Company than would reasonably be expected in a similar transaction with an unaffiliated third party.

         SECTION 3.25. Absence of Certain Payments. To the Best Knowledge of the Company, neither the Company nor any of its subsidiaries or any of their respective affiliates, officers, directors, employees or agent or other people acting on behalf of any of them have (i) engaged in any activity prohibited by the United States Foreign Corrupt Practices Act of 1977 or any other similar law, regulation, decree, directive or order of any other country and (ii) without limiting the generality of the preceding clause (i), used any corporate or other funds for unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures relating to political activity to government officials or others, in each case except to the extent that such activities, individually or in the aggregate, would not have a Material Adverse Effect on the Company. To the Best Knowledge of the Company, neither the Company nor any of its subsidiaries or any of their respective affiliates, directors, officers, employees or agents of other persons acting on behalf of any of them, has accepted or received any unlawful contributions, payments, gifts or expenditures that could reasonably be expected to have a Material Adverse Effect on the Company.

         SECTION 3.26. Insurance. All material fire and casualty, general liability, business interruption, product liability and sprinkler and water damage insurance policies maintained by the Company or any of its subsidiaries are with reputable insurance carriers, provide coverage of all normal risks incident to the business of the Company and its subsidiaries and their respective properties and assets, except as could not reasonably be expected to have a Material Adverse Effect on the Company.

         SECTION 3.27.     Product Liability and Recalls.

                  (a) Except a disclosed in Section 3.27 of the Disclosure Schedule or the Company SEC Documents to the Best Knowledge of the Company, there is no claim, or the basis of any claim, against the Company or any of this subsidiaries for injury to person or property of employees or any third parties suffered as a result of the sale of any product or performance of any service by the Company or any of its subsidiaries, including claims arising out of any alleged defective nature of its products or services, which could reasonably be expected to have a Material Adverse Effect on the Company.

                  (b) Except as disclosed in Section 3.27 of the Disclosure Schedule or the Company SEC Documents, there is not pending or, to the knowledge of the Company, threatened recall or investigation of any product sold by the Company, which recall or investigation could reasonably be expected to have a Material Adverse Effect on the Company.

         SECTION 3.28. Inventory. The inventories of the Company and its subsidiaries as reflected in the most recent financial statements contained in the Company SEC Documents, or acquired by the Company or any of its subsidiaries after the date thereof, to the extent it does not constitute a Material Adverse Effect on the Company, (i) are carried at an amount not in excess of the lower of cost or net realizable value, and (ii) do not include any inventory which is obsolete, surplus or not usable or saleable in the lawful and ordinary course of business of the Company and its subsidiaries as heretofore conducted, in each case net of reserves provided therefor.

         SECTION 3.29. Full Disclosure. No statement contained in any certificate or schedule furnished or to be furnished by the Company or its subsidiaries to Purchaser in, or pursuant to the provisions of, this Agreement contains any untrue statement of a material fact or omits to state any material fact necessary, in the light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

                                   ARTICLE IV

                   Representations and Warranties of Purchaser

         Purchaser represents and warrants to the Company as follows:

         SECTION 4.01. Organization. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of Florida and has all requisite corporate power and authority to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority could not be reasonably expected to prevent or materially delay the consummation of the Merger. Purchaser is duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing could not reasonably be expected to prevent or materially delay the consummation of the Merger. Purchaser has made available to the Company complete and correct copies of its articles of incorporation and bylaws.

         SECTION 4.02. Authority. Purchaser has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Purchaser and no other corporate proceedings on the part of Purchaser are necessary to authorize this Agreement or to consummate such transactions. No vote of Purchaser shareholders is required to approve this Agreement or the transactions contemplated hereby. This Agreement has been duly executed and delivered by Purchaser and, assuming this Agreement constitutes a valid and binding obligation of the Company, constitutes a valid and binding obligation of each of Purchaser enforceable against it in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally.

         SECTION 4.03. Consents and Approvals; No Violations. Except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Exchange Act (including the filing with the SEC of a Rule 13E-3 Transaction Statement on Schedule 13E-3 (together with all supplements and amendments thereto, the "Schedule 13E-3"), the HSR Act and Sections 607.1103-607.1105 of the Corporation Law, neither the execution, delivery or performance of this Agreement by Purchaser nor the consummation by Purchaser of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the respective articles of incorporation or bylaws of Purchaser, (ii) require any filing with, or permit, authorization, consent or approval of, any Governmental Entity (except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings could not be reasonably expected to prevent or materially delay the consummation of the Merger), (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, lease, contract, agreement or other instrument or obligation to which Purchaser or any of its subsidiaries is a party or by which any of them or any of their properties or assets may be bound or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Purchaser, any of its subsidiaries or any of their properties or assets, except in the case of clauses (iii) and (iv) for violations, breaches or defaults which could not, individually or in the aggregate, be reasonably expected to prevent or materially delay the consummation of the Merger.

         SECTION 4.04. Information Supplied. None of the information supplied or to be supplied by Purchaser specifically for inclusion or incorporation by reference in the Proxy Statement or the Schedule 13E-3 will, at the time the Proxy Statement is first mailed to the Company's shareholders or at the time of the Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Schedule 13E-3 to be filed by Purchaser in connection with the transactions contemplated hereby will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by Purchaser with respect to statements made or incorporated by reference therein based on information supplied by the Company specifically for inclusion or incorporation by reference therein.

         SECTION 4.05. Purchaser's Financing Capability. Purchaser has heretofore provided the Company with true and correct copies of (i) a proposal letter with respect to Purchaser's expected senior debt financing sources for the funding (the "Senior Debt Financing") of a portion of the Merger Consideration, and (ii) a term sheet with respect to Purchaser's expected subordinated debt financing sources for the funding (the "Subordinated Debt Financing") of a portion of the Merger Consideration. Purchaser is reasonably satisfied that it will have sufficient funds (including equity capital, Senior Debt Financing and Subordinated Debt Financing) to enable it to purchase the Shares pursuant to the Merger in accordance with terms hereof, pay all related fees and expenses and effect all other transactions contemplated hereby.

         SECTION 4.06. Surviving Corporation Solvency. Immediately after the Effective Time and after giving effect to any changes in the Surviving Corporation's assets and liabilities as a result of the Merger and the financing for the Merger Consideration, the Surviving Corporation will not (i) be insolvent (either because its financial condition is such that the sum of its debts is greater than the fair value of its assets or because the fair saleable value of its assets is less than the amount required to pay its probable liability on its existing debts as they mature), (ii) have unreasonably small capital with which to engage in its business, or (iii) have incurred debts beyond its ability to pay as they become due; provided, that for purposes of making the representation and warranty set forth in this Section 4.06 Purchaser has relied on the accuracy of (i) all information provided to them by the Company, and (ii) all information set forth in the Company's SEC Documents.

         SECTION 4.07. Brokers. No broker, investment banker, financial advisor or other person, other than Trivest II, Inc., the fees and expenses of which will be paid by Purchaser, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Purchaser.

         SECTION 4.08. Board Determination. The Board of Directors of Purchaser at a meeting duly called and held, duly and unanimously adopted resolutions approving this Agreement and the Merger.

         SECTION 4.09. Full Disclosure. No statement contained in any certificate or schedule furnished or to be furnished by Purchaser to the Company in, or pursuant to the provisions of, this Agreement contains or shall contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in the light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

                                    ARTICLE V

                                    Covenants

         SECTION 5.01. Covenants of the Company. The Company agrees as to itself and its subsidiaries that (except as expressly contemplated or permitted by this Agreement, as set forth in the Disclosure Schedule or to the extent that Purchaser shall otherwise consent in advance, which consent shall not be unreasonably withheld and shall subsequently be confirmed in writing):

                  (a) Ordinary Course. The Company shall, and shall cause its subsidiaries to, carry on their respective businesses in the usual, regular and ordinary course and the Company shall, and shall cause its subsidiaries to, use all reasonable efforts to preserve intact their present business organizations, keep available the services of their present officers and employees and preserve their relationships with customers, suppliers and others having business dealings with the Company and its subsidiaries.

                  (b) Dividends; Changes in Stock. The Company shall not, and shall not permit any of its subsidiaries to, (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock, except for dividends by a direct or indirect wholly owned subsidiary of the Company to its Purchaser, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or
(iii) repurchase, redeem or otherwise acquire any shares of capital stock of the Company or its subsidiaries or any other securities thereof.

                  (c) Issuance of Securities. The Company shall not, and shall not permit any of its subsidiaries to, issue, deliver, sell, pledge or encumber, or authorize or propose the issuance, delivery, sale, pledge or encumbrance of, any shares of its capital stock of any class or any securities convertible into, or any rights, warrants, calls, subscriptions or options to acquire, any such shares or convertible securities, or any other ownership interest (including stock appreciation rights or phantom stock) other than (i) the issuance of shares of Company Common Stock upon the exercise of Company Stock Options outstanding on the date of this Agreement and in accordance with the terms of such Company Stock Options, or (ii) issuances by a wholly-owned subsidiary of the Company of its capital stock to its Purchaser.

                  (d) Governing Documents. The Company shall not, and shall not permit any of its subsidiaries to, amend or propose to amend its articles or certificate of incorporation or bylaws (or similar organizational documents) in any way which would be adverse to Purchaser's rights under this Agreement.

                  (e) No Acquisitions. The Company shall not, and shall not permit any of its subsidiaries to, acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or any substantial assets of (other than inventory and equipment in the ordinary course consistent with past practice, to the extent not otherwise prohibited by this Agreement), or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof.

                  (f) No Dispositions. Other than dispositions in the ordinary course of business consistent with past practice, the Company shall not, and shall not permit any of its subsidiaries to, sell, lease, license, encumber or otherwise dispose of, or agree to sell, lease, license, encumber or otherwise dispose of, any of its assets.

                  (g) Indebtedness. The Company shall not, and shall not permit any of its subsidiaries to, (i) incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of the Company or any of its subsidiaries, guarantee any debt securities of others, enter into any "keep-well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for working capital borrowings incurred in the ordinary course of business consistent with past practice under the Company's credit facility existing and in effect on the date of this Agreement, or (ii) make any loans, advances or capital contributions to, or investments in, any other person, other than, with respect to both clause (i) and (ii) above, (A) to the Company or any direct or indirect wholly owned subsidiary of the Company, or (B) any advances to employees in accordance with past practice.

                  (h) Advice of Changes; Filings. The Company shall confer with Purchaser on a regular and frequent basis as reasonably requested by Purchaser, report on operational matters and promptly advise Purchaser orally and, if requested by Purchaser, in writing of any change or event to the Best Knowledge of the Company having, or which, insofar as can reasonably be foreseen, is likely to have, a Material Adverse Effect on the Company. The Company shall promptly provide to Purchaser (or its counsel) copies of all filings made by the Company with any Governmental Entity in connection with this Agreement and the transactions contemplated hereby.

                  (i) Accounting Changes. The Company shall not make any material change, other than in the ordinary course of business, consistent with past practice, or as required by the SEC or law, with respect to any accounting methods, principles or practices used by the Company (except insofar as may be required by a change in generally accepted accounting principles).

                  (j) Discharge of Liabilities. Except for fees and expenses related to the transactions contemplated herein, the Company shall not, and shall not permit any of its subsidiaries to, pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, settlement or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of (i) liabilities recognized or disclosed in the Most Recent Financial Statements, or (ii) liabilities incurred since the date of such financial statements in the ordinary course of business consistent with past practice. The Company shall not, and shall not permit any of its subsidiaries to, waive the benefits of, or agree to modify in any manner, any confidentiality, standstill or similar agreement to which the Company or any of its subsidiaries is a party.

                  (k) Compensation of Company Employees. Except as provided in Section 3.07 of the Disclosure Schedule or in Sections 6.04 or 6.08, the Company and its subsidiaries will not, without the prior written consent of Purchaser, which shall not be unreasonably withheld, except as may be required by law, (i) enter into, adopt, amend or terminate any Company Benefit Plan or other employee benefit plan or any agreement, arrangement, plan or policy for the benefit of any director, executive officer or current or former key employee, (ii) increase in any manner the compensation or fringe benefits of, or pay any bonus to, any director, executive officer or key employee, except as required by any Company Benefit Plan or agreement with such employees existing on the date of this Agreement, (iii) enter into, adopt, amend or terminate any Company Benefit Plan or other benefit plan or agreement, arrangement, plan or policy for the benefit of any employees who are not directors, executive offices or current or former key employees of the Company, other than increases in the compensation of employees made in the ordinary course of business consistent with past practice, or (iv) pay any benefit not required by any plan or arrangement as in effect as of the date hereof (including the granting of, acceleration of exercisability of or vesting of stock options, stock appreciation rights or restricted stock).

                  (l) Material Contracts. Except in the ordinary course of business consistent with past practices, neither the Company nor any of its subsidiaries shall (i) modify, amend or terminate any material contract or agreement to which the Company or such subsidiary is a party, or (ii) waive, release or assign any material rights or claims.

                  (m) No Dissolution, Etc. The Company shall not authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation of the Company or any of its subsidiaries.

                  (n) Tax Election. Except as set forth in Section 3.14 of the Disclosure Schedule, the Company shall not make any tax election or settle or compromise any material income tax liability.

                  (o) General. The Company shall not, and shall not permit any of its subsidiaries to, authorize any of, or commit or agree to take any of, the foregoing actions described in this Section 5.01.

         SECTION 5.02.     No Solicitation.

                  (a) No later than 30 days after the execution of this Agreement, the Company and its officers, directors, employees, representatives and agents shall cease any discussions or negotiations with any parties that may be ongoing with respect to each and every Acquisition Proposal (as hereinafter defined) that could not reasonably be considered a Superior Proposal (as hereinafter defined). From and after the date hereof until the termination of this Agreement, the Company shall not, nor shall it permit any of its subsidiaries to, authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its subsidiaries to, directly or indirectly, (i) solicit, initiate or knowingly encourage (including by way of furnishing non-public information or assistance), or knowingly take any other action to facilitate, any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, any Acquisition Proposal (as hereinafter defined), or (ii) participate in any discussions or negotiations regarding any Acquisition Proposal; provided, however, that, the Company may, subject to compliance with Section 5.02(c), (x) furnish information with respect to the Company to any person pursuant to a confidentiality agreement in reasonably customary form, (y) participate in discussions or negotiations regarding unsolicited Superior Proposals and/or other Superior Proposals that were solicited prior to 30 days after execution of this Agreement, and (z) until 30 days after the execution of this Agreement, solicit Superior Proposals. For purposes of this Agreement, "Acquisition Proposal" means any inquiry, proposal or offer from any person relating to any direct or indirect acquisition or purchase of 20% or more of the assets of the Company and its subsidiaries or 20% or more of any class of equity securities of the Company or any of its subsidiaries, any tender offer or exchange offer that if consummated would result in any person beneficially owning 20% or more of any class of equity securities of the Company or any of its subsidiaries, any merger, consolidation, business combination, sale of all or substantially all the assets, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its subsidiaries (other than the transactions between the parties hereto contemplated by this Agreement), or any other transaction the consummation of which could reasonably be expected to impede, interfere with, prevent or materially delay the Merger or which could reasonably be expected to dilute materially the benefits to Purchaser of the transactions contemplated hereby.

                  (b) Except as set forth in this Section 5.02, neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Purchaser, the approval or recommendation by such Board of Directors or such committee of this Agreement or the Merger, (ii) approve or recommend, or propose to approve or recommend, any Acquisition Proposal, or (iii) cause the Company to enter into any agreement with respect to any Acquisition Proposal. Notwithstanding the foregoing, the Board of Directors of the Company may (subject to the other provisions of Section 5.02) withdraw or modify its approval or recommendation of this Agreement and the Merger, approve or recommend a Superior Proposal (as defined below), cause the Company to enter into an agreement with respect to a Superior Proposal or terminate this Agreement, but in each case only at a time that is after the third business day following Purchaser's receipt of written notice (a "Notice of Superior Proposal") advising Purchaser that the Board of Directors of the Company has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal, and, unless the Company is contractually prohibited from making such disclosure (it being agreed that the Company shall use its good faith, reasonable efforts to not be subject to such contractual prohibition), identifying the person making such Superior Proposal. In addition, if the Company enters into a definitive agreement with respect to any Acquisition Proposal, it shall concurrently with entering into such agreement pay, or cause to be paid, to Purchaser the Termination Fee (as such term is defined in Section 6.06(b)). For purposes of this Agreement, a "Superior Proposal" means any bona fide proposal made by a third party to acquire, directly or indirectly, for consideration consisting of cash and/or securities, more than 20% of the shares of Company Common Stock then outstanding or all or substantially all the assets of the Company and otherwise on terms which the Special Committee determines in its good faith judgment (based on the advice of Mann, Armistead) to be more favorable to the Company's shareholders than the Merger.

                  (c) In addition to the obligations of the Company set forth in paragraphs (a) and (b) of this Section 5.02, the Company shall promptly advise Purchaser orally and in writing of any request for information or of any Acquisition Proposal, the material terms and conditions of such request or Acquisition Proposal and, unless the Company is contractually prohibited from making such disclosure (it being agreed that the Company shall use its good faith, reasonable efforts to not be subject to such contractual prohibition). the identity of the person making such request or Acquisition Proposal.

                  (d) Nothing contained in this Section 5.02 shall prohibit the Company from taking and disclosing to its shareholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to the Company's shareholders if, in the good faith judgment of the Board of Directors of the Company, after consultation with independent legal counsel (who may be the Company's regularly engaged independent counsel), failure so to disclose would be inconsistent with its fiduciary duties to the Company's shareholders under applicable law; provided, however, neither the Company nor its Board of Directors nor any committee thereof shall, except as permitted by Section 5.02(b), withdraw or modify, or propose to withdraw or modify, its position with respect to this Agreement or the Merger or approve or recommend, or propose to approve or recommend, an Acquisition Proposal.

         SECTION 5.03.     Other Actions.

                  (a) Except as contemplated by Section 5.02 or the other provisions of this Agreement, the Company shall not, and shall not permit any of its subsidiaries to, take any action that could reasonably be expected to result in (i) any of the representations and warranties of the Company set forth in this Agreement that are qualified as to materiality becoming untrue, (ii) any of such representations and warranties that are not so qualified becoming untrue in any material respect, or (iii) any of the conditions to the Merger set forth in
Article VII hereof not being satisfied in all material respects.

                  (b) Except as contemplated by Section 5.02 or the other provisions of this Agreement, Purchaser shall not, and shall not permit any of its subsidiaries to, take any action that could reasonably be expected to result in (i) any of the representations and warranties of Purchaser set forth in this Agreement that are qualified as to materiality becoming untrue, (ii) any of such representations and warranties that are not so qualified becoming untrue in any material respect, or (iii) any of the conditions to the Merger set forth in
Article VII hereof not being satisfied in all material respects.

         SECTION 5.04. Financing Covenants of Purchaser and Sub. Purchaser will use its good faith and reasonable commercial efforts to obtain all debt and/or equity financing reasonably expected to be required to accomplish the Merger and the payment for Shares pursuant to this Agreement and to pay Purchaser's related fees and expenses. Purchaser shall promptly (x) forward to the Company copies of all written commitment letters, letters of intent and/or other agreements in principle with respect to all debt and/or equity financing reasonably expected to be obtained in connection with the Merger (collectively the "Commitments"), and (y) advise the Company orally, and if requested by Company, in writing of (i) any significant change in the status of any such financing arrangements, or (ii) to the knowledge of Purchaser, any other event which could reasonably be expected to materially delay or prevent the Merger. Purchaser shall promptly provide Company with copies of any written changes or termination of the Commitments and any written commitments for alternate financing.

         SECTION 5.05. Solvency. Purchaser agrees to provide to the Special Committee any opinions (and supporting documentation) regarding the matters referred to in Section 4.06 as are provided to any banks or other lenders in connection with the Merger at the same time that they are provided to such banks or other lenders.

         SECTION 5.06. Amendment of Management Agreement. Purchaser shall cause Trivest II, Inc. ("Trivest") to promptly execute an amendment to its existing Investment Services Agreement with the Company (the "Management Agreement") in order to provide to the effect that, (x) no Fee shall be payable to Trivest pursuant to Section 6.3 of the Management Agreement with respect to the Merger, (y) if the Termination Fee is paid in connection with a Superior Proposal pursuant to the terms hereof, no fee shall be payable to Trivest pursuant to Section 6.3 of the Management Agreement with respect to such Superior Proposal, and (z) Trivest shall not be reimbursed pursuant to Section 4 of the Management Agreement for any expenses related to the Merger or a Superior Proposal, which amendment shall be in form reasonably acceptable to the Special Committee.

                                   ARTICLE VI

                              Additional Agreements

         SECTION 6.01.     Shareholder Approval; Preparation of Proxy Statement.

                  (a) Subject to the receipt of the written fairness opinion of Mann, Armistead contemplated by Section 3.04(c) hereof, the Company shall, (i) as soon as practicable, duly call, give notice of, convene and hold a meeting of its shareholders (the "Shareholders Meeting") for the purpose of obtaining the Company Shareholder Approval, (ii) through its Board of Directors, recommend to its shareholders that the Company Shareholder Approval be given, and (iii) at the direction of Purchaser, solicit from holders of Shares entitled to vote at the Shareholder Meeting proxies in favor of the Company Shareholder Approval and shall take all other action necessary or, in the judgment of Purchaser, helpful to secure the vote or consent of such holders required by the Corporation Law or this Agreement to effect the Merger.

                  (b) Purchaser and the Company shall, as soon as practicable, jointly prepare and the Company shall file a preliminary Proxy Statement (or, if requested by Purchaser and applicable, an information statement in lieu of a proxy statement pursuant to Rule 14C under the Exchange Act, with all references herein to the Proxy Statement being deemed to refer to such information statement, to the extent applicable) with the SEC and shall use its best efforts to respond to any comments of the SEC or its staff and to cause the Proxy Statement to be mailed to the Company's shareholders as promptly as practicable after responding to all such comments to the satisfaction of the staff. The Company shall notify Purchaser promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and shall supply Purchaser with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement or the Merger. If at any time prior to the Shareholders Meeting there shall occur any event that should be set forth in an amendment or supplement to the Proxy Statement, the Company shall promptly prepare and mail to its shareholders such an amendment or supplement. The Company shall not mail any Proxy Statement, or any amendment or supplement thereto, to which Purchaser reasonably objects unless required by law. The Company and its counsel shall permit Purchaser and its counsel to participate in all communications with the SEC and its staff, including all meetings and telephone conferences, relating to the Proxy Statement, the Merger or this Agreement.

                  (c) Purchaser agrees to cause all Shares owned by Purchaser or any subsidiary of Purchaser to be voted in favor of the Company Shareholder Approval.

                  (d) The Company hereby consents to the inclusion in the Proxy Statement of the recommendation of the Company's Board and the recommendation of the Board's Special Committee described in Section 3.04, subject to any modification, amendment or withdrawal thereof; provided, however, that in no event shall the Company be required to mail the Proxy Statement to its shareholders prior to the receipt of the written fairness opinion of Mann, Armistead contemplated by Section 3.04(c) hereof.

                  (e) In connection with the Merger, the Company shall cause its transfer agent to furnish Purchaser promptly with mailing labels containing the names and addresses of the record holders of Shares as of a recent date and of those persons becoming record holders subsequent to such date, together with copies of all lists of shareholders, security position listings and computer files and all other information in the Company's possession or control regarding the beneficial owners of Shares, and shall furnish to Purchaser such information and assistance (including updated lists of shareholders, security position listings and computer files) as Purchaser may reasonably request.

         SECTION 6.02. Access to Information. Upon reasonable notice and subject to restrictions contained in confidentiality agreements to which the Company is subject, the Company shall, and shall cause each of its subsidiaries to, afford to Purchaser and to the officers, employees, accountants, counsel and other representatives of Purchaser access, during normal business hours to all their respective properties, books, contracts, commitments and records and, during such period, the Company shall (and shall cause each of its subsidiaries to) furnish promptly to Purchaser (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to SEC requirements, and (b) all other information concerning its business, properties and personnel as Purchaser may reasonably request. Subject to the requirements of applicable law, and except for such steps as are necessary to disseminate the documents necessary to consummate the Merger, Purchaser and its agents shall hold in confidence all non-public information received from the Company, shall use such information only in connection with the Merger and, if this Agreement shall be terminated, shall, upon request, deliver, and shall use their best efforts to cause Its agents to deliver, to the Company all copies of such non-public information then in their possession or control.

         SECTION 6.03. Reasonable Efforts. Each of the Company and Purchaser agrees to use its reasonable efforts to take, or cause to be taken, all actions necessary to comply promptly with all legal requirements which may be imposed on itself with respect to the Merger (which actions shall include furnishing all information required under the HSR Act and in connection with approvals of or filings with any other Governmental Entity) and shall promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them or any of their subsidiaries in connection with the Merger. Each of the Company and Purchaser will, and shall cause its subsidiaries to, use its reasonable efforts to take all reasonable actions necessary to obtain (and will cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or other public or private third party required to be obtained or made by Purchaser, the Company or any of their subsidiaries in connection with the Merger or the taking of any action contemplated by this Agreement, except that no party need waive any substantial rights or agree to any substantial limitation on its operations or to dispose of or hold separate any material assets.

         SECTION 6.04.     Company Stock Options; Plans.

                  (a) Purchaser and the Company shall, effective as of the Effective Time, (i) cause each outstanding option to purchase Company Common Stock (a "Company Stock Option") issued pursuant to the Company's 1994 Stock Option Plan, as Amended and Restated Effective January 23, 1997 (the "Company Stock Option Plan"), whether or not exercisable or vested, to become fully exercisable and vested, (ii) cause each Company Stock Option that is outstanding to be canceled, and (iii) in consideration of such cancellation and, except to the extent that Purchaser and the holder of any such Company Stock Option otherwise agree, cause the Company (or, at Purchaser's option, Purchaser) to pay such holders of Company Stock Options an amount in respect thereof equal to the product of (x) the excess, if any, of the Merger Consideration over the exercise price of each such Company Stock Option, and (y) the number of shares of Company Common Stock subject to the Company Stock Option immediately prior to its cancellation (such payment to be net of applicable withholding taxes).

                  (b) Except as may otherwise be agreed by Purchaser and the Company, the Company Stock Option Plan shall terminate as of the Effective Time, and no holder of Company Stock Options or any participant in the Company Stock Option Plan shall have any rights thereunder to acquire any equity securities of the Company, the Surviving Corporation or any subsidiary thereof.

                  (c) Except as may otherwise be agreed by Purchaser and the Company, all other plans, programs or arrangements providing for the issuance or grant of any other interest in respect of the capital stock of the Company or any of its subsidiaries shall terminate as of the Effective Time, and no participant in any such plans, programs or arrangements shall have any rights thereunder to acquire any equity securities of the Company, the Surviving Corporation or any subsidiary thereof.

         SECTION 6.05. Confidentiality. Prior to the Closing, Purchaser shall, and shall cause its Affiliates and its and their employees, agents, accountants, legal counsel and other representatives and advisers to, hold in strict confidence all, and not divulge or disclose any information of any kind concerning the Company and its business; provided, however, that the foregoing obligation of confidence shall not apply to (i) information that is or becomes generally available to the public other than as a result of a disclosure by Purchaser, any of its Affiliates or any of their respective employees, agents, accountants, legal counsel or other representatives or advisers, (ii) information that is or becomes available to Purchaser, any of its Affiliates or any of their respective employees, agents, accountants, legal counsel or other representatives or advisers on a nonconfidential basis, and (iii) information that is required to be disclosed by Purchaser, any of its Affiliates or any of their respective employees, agents, accountants, legal counsel or other representatives or advisers as a result of any applicable law, rule or regulation of any Governmental Authority; and provided further that Purchaser promptly shall notify the Company of any disclosure pursuant to clause (iii) of this Section 6.05. Promptly after any termination of this Agreement, Purchaser and its representatives shall return to the Company or destroy all copies of documentation with respect to the Company that were supplied by or on behalf of the Company pursuant to this Agreement, without retaining any copy thereof, and destroy any notes or analyses Purchaser and/or its representatives may have prepared containing information derived from such materials.

         SECTION 6.06.     Fees and Expenses.

                  (a) Except as provided below in this Section 6.06, all fees and expenses incurred in connection with the Merger, this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated. Notwithstanding the foregoing, the Purchaser shall pay all filing fees required under the HSR Act in connection with the Merger and the transactions contemplated hereby.

                  (b)      If (i) Purchaser terminates this Agreement under
Section 8.01(d) or Section 8.01(e), or (ii) the Company terminates this Agreement pursuant to Section 8.01(f), the Company shall assume and pay to Purchaser, or cause to be paid, a termination fee in an amount equal to the sum of (i) $6,000,000 plus (ii) all expenses incurred by Purchaser in connection with the transactions contemplated hereby, up to a maximum total of $7,200,000 (such sum is referred to herein as the "Termination Fee").

         SECTION 6.07.     Indemnification; Insurance.

                  (a) Purchaser agrees that all rights to indemnification for acts or omissions occurring prior to the Effective Time now existing in favor of the current or former directors or officers (the "Indemnified Parties") of the Company and its subsidiaries as provided in their respective certificates or articles of incorporation or bylaws (or similar organizational documents) or existing indemnification contracts shall survive the Merger and shall continue in full force and effect in accordance with their terms.

                  (b) In addition, Purchaser will provide, or cause the Surviving Corporation to provide, for a period of not less than two years after the Effective Time, the Company's current directors and officers an insurance and indemnification policy that provides coverage for events occurring at or prior to the Effective Time (the "D&O Insurance") that is no less favorable than the Company's existing D&O Insurance policy or, if substantially equivalent insurance coverage is unavailable, the best available coverage; provided, however, that Purchaser and the Surviving Corporation shall not be required to pay an annual premium for the D&O Insurance in excess of 200% of the annual premium currently paid by the Company for such insurance, but in such case shall purchase as much such coverage as possible for such amount.

                  (c) This Section 6.07 shall survive the consummation of the Merger at the Effective Time, is intended to benefit the Company, Purchaser, the Surviving Corporation and the Indemnified Parties and their respective heirs, personal representatives, successors and assigns, and shall be binding on all successors and assigns of Purchaser and the Surviving Corporation.

         SECTION 6.08.     Employment and Benefit Arrangements.

                  (a) From and after the Effective Time, Purchaser shall cause the Surviving Corporation to honor all employment, severance, termination and retirement agreements to which the Company is a party, as such agreements are in effect on the date hereof.

                  (b) For a one-year period following the Effective Time, Purchaser shall cause the Surviving Corporation to provide those employees who are employees of the Surviving Corporation at the Effective Time with benefits that are, in the aggregate, no less favorable to such employees as are the benefits of the Company available to such employees immediately prior to the Effective Time.

                  (c) The provisions of this Section 6.08 are not intended to create rights of third party beneficiaries.

                                   ARTICLE VII

                                   Conditions

         SECTION 7.01. Conditions to Each Party's Obligation To Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the satisfaction prior to the Closing Date of the following conditions:

                  (a) This Agreement and the Merger shall have been approved and adopted by the affirmative vote or consent of the holders of at least a majority of the outstanding shares of Company Common Stock;

                  (b) All consents, authorizations, orders and approvals of (or filings or registrations with) any Governmental Authority or other regulatory body required in connection with the execution, delivery and performance of this Agreement, the failure to obtain which would prevent the consummation of the Merger or have a Material Adverse Effect on the Company, shall have been obtained without the imposition of any condition having a Material Adverse Effect on the Company;

                  (c) Early termination shall have been granted or applicable waiting periods shall have expired under the HSR Act, if applicable;

                  (d) No Governmental Authority or other regulatory body (including any court of competent jurisdiction) shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is then in effect and has the effect of, and there shall be no action, suit or proceeding pending which could reasonably be expected to have the effect of, making illegal, materially restricting or in any way preventing or prohibiting the Merger or the transactions contemplated by this Agreement, or imposing damages or penalties in connection therewith which are material to any of the Company, Purchaser or any of their respective affiliates;

                  (e) All authorizations, consents, waivers and approvals from parties to contracts or other agreements to which any of the Company or its subsidiaries is a party, or by which any of them is bound, as may be required to be obtained by them in connection with the performance of this Agreement, the failure to obtain which would prevent the consummation of the Merger or have, individually or in the aggregate, a Material Adverse Effect on Company, shall have been obtained; and

                  (f) The Company shall have received the written fairness opinion of Mann, Armistead contemplated by Section 3.04(c) hereof.

         SECTION 7.02. Conditions to Obligations of Purchaser to Effect the Merger. The obligations of Purchaser to effect the Merger are further subject to satisfaction or waiver at or prior to the Effective Time of the following conditions.

                  (a) There shall not have occurred any change, condition, event or development that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect on the Company;

                  (b) The representations and warranties of the Company in this Agreement that are qualified by materiality shall be true and correct in all respects as of the date of this Agreement and as of the Effective Time;

                  (c) the representations and warranties of the Company in this Agreement that are not qualified by materiality shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time;

                  (d) the Company shall have performed in all material respects all obligations required to be performed by it under this Agreement;

                  (e) an officer of the Company shall have delivered to Purchaser a certificate to the effect that each of the conditions specified in Sections 7.02(b), (c) and (d) is satisfied in all respects;

                  (f) Purchaser shall have obtained funds in the amount of the Merger Consideration; and

                  (g) Purchaser shall have received an opinion, dated the Effective Time, of Balch & Bingham L.L.P., counsel to the Company, in form and substance reasonably satisfactory to Purchaser, with respect to the matters set forth in Sections 3.01, 3.02, 3.03, 3.04 and 3.05 hereof.

         SECTION 7.03. Conditions to Obligations of the Company to Effect the Merger. The obligations of the Company to effect the Merger are further subject to satisfaction or waiver at or prior to the Effective Time of the following conditions:

                  (a) The representations and warranties of Purchaser in this Agreement that are qualified by materiality shall be true and correct in all respects as of the date of this Agreement and as of the Effective Time;

                  (b) The representations and warranties of the Purchaser in this Agreement that are not qualified by materiality shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time;

                  (c) Purchaser shall have performed in all material respects all obligations required to be performed by it under this Agreement;

                  (d) Purchaser shall have delivered to the Company a certificate to the effect that each of the conditions specified in Sections 7.03(a), (b) and (c) is satisfied in all respects;

                  (e) The Company shall have received an opinion, dated the Effective Time, of Greenberg Traurig, P.A., counsel to Purchaser, in form reasonably satisfactory to the Company, with respect to the matters set forth in Sections 4.01, 4.02 and 4.03 hereof; and

                  (f) Purchaser shall have executed definitive documentation in connection with their financing of the Merger Consideration and shall have sufficient funds available to consummate the Merger, to pay all related expenses and to refinance the Company's existing indebtedness to Heller Financial, Inc.

                                  ARTICLE VIII

                            Termination and Amendment

         SECTION 8.01. Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the terms of this Agreement by the shareholders of the Company:

                  (a) by mutual written consent of Purchaser and the Company;

                  (b) by either Purchaser or the Company if any Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the acceptance for payment of, or payment for, shares of Company Common Stock pursuant to the Merger and such order, decree or ruling or other action shall have become final and nonappealable; provided, however, that the right to terminate this Agreement pursuant to this

Section 8.01(b) shall not be available to any party that has failed to perform its obligations under Section 6.03;

                  (c) by either Purchaser or the Company if the Effective Time shall not have occurred on or before the expiration of 100 days from the date of this Agreement, unless extended by agreement of the parties.

                  (d)      by Purchaser, if

                           (i)      (A) the representations and warranties of
the Company in Section 3.03 shall not have been true and correct in all material respects when made, or (B) any other representation or warranty of the Company shall not have been true and correct in all material respects when made, except in any case where such failure to be true and correct would not, in the aggregate, (x) have a Material Adverse Effect on the Company, or (y) prevent or materially delay consummation of the Merger;

                           (ii)     the Company shall have failed to comply in
any material respect with any of its material obligations or covenants contained herein, except in any case where such failure would not, in the aggregate, (x) have a Material Adverse Effect on the Company, or (y) prevent or materially delay consummation of the Merger; or

                           (iii)    there shall have been a Material Adverse
Change with respect to the Company;

provided that the Company shall, if curable, have a reasonable period in which to cure any failure described in clause (i), (ii) or (iii) above.

                  (e)      by Purchaser, if

                           (i)      the Board of Directors of the Company or the
Special Committee shall have failed to approve and recommend or shall have withdrawn or modified in a manner adverse to Purchaser its approval or recommendation of the Merger or this Agreement, or approved or recommended any Acquisition Proposal;

                           (ii)     the Company shall have entered into any
agreement with respect to any Superior Proposal in accordance with Section 5.02(b); or

                           (iii)    the Board of Directors of the Company or the
Special Committee shall have resolved to take any of the foregoing actions;

                  (f) by the Company in connection with entering into a definitive agreement in accordance with Section 5.02(b), provided it has complied with all provisions thereof, including the notice provisions therein and the payment of the Termination Fee, and provided that the Company shall not have breached in any material respect the provisions of Section 5.02(a); or

                  (g)      by the Company, if

                           (i)      any representation or warranty of Purchaser
shall not have been true and correct in all material respects when made or shall have ceased at any later date to be true and correct in all material respects as if made at such later date; or

                           (ii)     Purchaser fails to comply in any material
respect with any of its material obligations or covenants contained herein;

provided that Purchaser shall, if curable, have a reasonable period in which to cure any failure described in clause (i) or (ii) above.

         SECTION 8.02. Effect of Termination. In the event of a termination of this Agreement by either the Company or Purchaser as provided in Section 8.01, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Purchaser, the Company or their respective officers, directors, shareholders or affiliates, except with respect to Section 3.16, Section 4.06, Section 6.05, Section 6.06, this Section 8.02 and Article IX; provided, however, that nothing herein shall relieve any party for liability for any breach hereof.

         SECTION 8.03. Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after obtaining the Company Shareholder Approval, but, after any such approval, no amendment shall be made which by law requires further approval by such shareholders (or which reduces the amount or changes the Merger Consideration to be delivered to such shareholders) without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         SECTION 8.04. Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

                                   ARTICLE IX

                                  Miscellaneous

         SECTION 9.01. Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time or, in the case of the Company, shall survive the acceptance for payment of, and payment for, Shares pursuant to the Merger.

         SECTION 9.02. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed), sent by overnight courier (providing proof of delivery) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a)      if to Purchaser, to

                                            Trivest Furniture Corporation
                                            2655 South Bayshore Drive, Suite 800
                                            Miami, Florida  33131
                                            Attn:  General Counsel
                                            Telecopy No.: (305) 858-1629
                                            Confirm No.:  (305) 858-2200
                           with a copy to:

                                            Greenberg Traurig, P.A.
                                            1221 Brickell Avenue
                                            Miami, Florida 33131
                                            Attention: Bruce E. Macdonough, Esq.
                                            Telecopy No.: (305) 579-0717
                                            Confirm No.: (305) 579-0500

                  and

                  (b)      if to the Company, to

                                            WinsLoew Furniture, Inc.
                                            160 Village Street
                                            Birmingham, Alabama  35242
                                            Attn:  James S. Smith
                                            Telecopy No.:  (205) 408-7028
                                            Confirm No.:   (205) 408-7600

                           with a copy to:

                                            Balch & Bingham, LLP
                                            1901 Sixth Avenue North
                                            Suite 2600
                                            Birmingham, Alabama  35203
                                            Attn:  James F. Hughey, Jr.
                                            Telecopy No.:  (205) 226-8799
                                            Confirm No.:   (205) 226-3469

         SECTION 9.03. Interpretation. (i) When a reference is made in this Agreement to an Article or a Section, such reference shall be to an Article or a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. As used in this Agreement, the term "subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person, and the term "affiliate" shall have the meaning set forth in Rule 12b-2 promulgated under the Exchange Act. As used in this Agreement, "Material Adverse Change" or "Material Adverse Effect" means, when used in connection with the Company, any change or effect, except those relating to general economic conditions or the furniture industry generally (or any development that, insofar as can reasonably be foreseen, is likely to result in any change or effect) that, individually or in the aggregate with any such other changes or effects, is materially adverse to the business, prospects, assets (including intangible assets), financial condition or results of operations of the Company and its subsidiaries taken as a whole; and (ii) "Best Knowledge" of the Company or any of its Subsidiaries shall be limited to the knowledge of the following designated officers: Earl W. Powell, Vincent A. Tortorici, Jr., Bobby Tesney and Stephen C. Hess. An individual shall be deemed to have "knowledge" of or to have "known" a particular fact or other matter if
(i) such individual is actually aware of such fact or other matter, or (ii) a prudent individual should have known such fact or other matter in the course of performing the responsibilities of his or her job position.

         SECTION 9.04. Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

         SECTION 9.05. Entire Agreement; Third Party Beneficiaries. This Agreement (including the documents and the instruments referred to herein) (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) except as provided in Section 6.07 and Section 6.08, are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

         SECTION 9.06. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Florida and, to the extent provided herein, the Corporation Law, without regard to any applicable conflicts of law.

         SECTION 9.07. Publicity. Except as otherwise required by law or the rules of the Nasdaq National Market, for so long as this Agreement is in effect, neither the Company nor Purchaser shall, or shall permit any of its subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement without the consent of the other party, which consent shall not be unreasonably withheld or delayed.

         SECTION 9.08. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that Purchaser may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to any direct or indirect wholly owned subsidiary of Purchaser. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

         SECTION 9.09. Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement. In addition, each of the parties hereto (i) consents to submit such party to the personal jurisdiction of any Federal court located in the State of Florida in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (ii) agrees that such party will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (iii) agrees that such party will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than a Federal court sitting in the State of Florida.

         IN WITNESS WHEREOF, Purchaser and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                    TRIVEST FURNITURE CORPORATION


                                    By:  /s/  William F. Kaczynski
                                       -----------------------------------------
                                         William F. Kaczynski, Jr.
                                         Vice President




                                    WINSLOEW FURNITURE, INC.


                                    By:  /s/  Bobby Tesney
                                       -----------------------------------------
                                         Bobby Tesney
                                         President and Chief Executive Officer.